Exhibit 99.1

Mobile Infrastructure Corporation Completes Public Listing Following Merger with Fifth Wall Acquisition Corp. III

•	Mobile Infrastructure Corporation, the only publicly listed exclusive owner of parking assets, goes public via merger with Fifth Wall Acquisition Corp. III

•	Mobile Infrastructure’s proprietary, purpose-built asset management platform positions the company to be a leader in the optimization of parking assets

•	The merger with a Fifth Wall sponsored SPAC uniquely positions Mobile Infrastructure to capitalize on a partnership with the global leader in property technology investments

•	Mobile Infrastructure’s Up-C structure will position the company to be highly acquisitive across key urban markets in the United States

•	A revenue model has been implemented to allow the company to realize increased contribution margins mirroring asset performance

August 28, 2023 10:44 AM Eastern Daylight Time

CINCINNATI—(BUSINESS WIRE)—Mobile Infrastructure Corporation (NYSE American: BEEP), one of the largest institutional-quality, mobility-focused parking asset owners in the U.S., and Fifth Wall Acquisition Corp. III, a special purpose acquisition company (“SPAC”) sponsored by an affiliate of Fifth Wall, the largest venture capital firm focused on technology for the built world, announced the completion of its business combination. The transaction valued the equity of Mobile at $15.00 per share versus its published 2022 Net Asset Value (“NAV”) of $14.76 per share.

“Public listing is an important milestone in our growth trajectory. The merger structure and domain expertise of Fifth Wall creates alignment with shareholders and clear avenues for open-ended growth.”

Mobile Infrastructure Corporation’s common stock commenced trading on the New York Stock Exchange American under the ticker “BEEP” on August 28, 2023.

Manuel Chavez, CEO and Chairman of Mobile Infrastructure stated, “Public listing is an important milestone in our growth trajectory. The merger structure and domain expertise of Fifth Wall creates alignment with shareholders and clear avenues for open-ended growth.”

Transaction Highlights

Concurrent with Mobile Infrastructure’s public listing, a PIPE investment provided an additional $46 million of capital that will be used for deleveraging certain debt facilities and general corporate purposes.

No Street Capital and its affiliates invested an additional $40 million through the PIPE. Jeff Osher, Founder of No Street Capital and Mobile Infrastructure board member, stated, “When we made our initial investment in Mobile Infrastructure two years ago, we saw a unique opportunity to partner with an experienced, trustworthy management team to strategically build one of the largest portfolios of parking assets in the country. As Mobile Infrastructure’s largest shareholder, I believe the combination of steady asset acquisition, portfolio optimization through active management, and healthy operating leverage, is a strategy that will create significant shareholder value in 2024 and beyond.”

Other notable features of the merger structure were outlined in SEC filings, making this a unique transaction among SPAC targets. SPACs often have promote and warrant features that benefit the SPAC sponsors but create significant dilution to target shareholders. FWAC’s structure had no warrants, the majority of the SPAC’s promote shares have been cancelled, and it elected to align its remaining promote shares with management incentive programs, which trigger at prices significantly higher than the transaction closing price. Finally, to further align management with shareholders, the CEO and President have elected to receive the majority of their 2022 and 2023 compensation in equity.

Brad Greiwe, Co-Founder and Managing Partner at Fifth Wall, commented, “We are excited to have completed the merger with Mobile Infrastructure in a transaction that very clearly aligns the interests of all stakeholders. With multiple compelling dynamics in the parking industry, we firmly believe that Mobile Infrastructure has the right team, model and technology to leverage its experience and platform to create shareholder value.”

Focus on Growth and Acquisitions

To maximize the company’s growth opportunities, Mobile Infrastructure has converted to an Up-C structure, which is unique in its ability to offer favorable tax treatment to parking asset sellers. An Up-C structure is comparable to an UPREIT structure often utilized by real estate investment trusts, allowing sellers to realize tax deferrals, while converting partnership units into common stock at a timing that is suitable for the seller.

On the growth prospects for Mobile Infrastructure, Mr. Chavez noted, “We intend to be highly acquisitive with a robust acquisition pipeline already in place, enabling our growth and the uplisting of the company as we execute on our acquisition plan. Considering an addressable market of 1 billion parking stalls across the United States, we believe Mobile Infrastructure has an open-ended acquisition market as the only pure play public acquirer of parking infrastructure assets.”

Realizing Operational Enhancements

In early 2022, the company moved its headquarters from Las Vegas, Nevada to Cincinnati, Ohio. As of 2021, Cincinnati was the fifth largest economy in the Midwest and a one-day drive to approximately 50% of the US population. At that time, Mobile Infrastructure published a letter to shareholders outlining several key objectives, including increasing revenues, expanding market presence, and enhancing the balance sheet.

Stephanie Hogue, President and CFO of Mobile, remarked, “With over 60% of our property level net operating income in the Midwest, Cincinnati was the perfect location to rebuild Mobile Infrastructure’s operational and personnel infrastructure from the ground up. Unlike the industry’s traditional passive net lease strategy, we are on the ground talking to operators to reposition assets when needed, target strategic acquisitions, and recycle capital when an asset is inconsistent with our growth strategy. Our propriety platform provides a unique competitive advantage by allowing us to dynamically monitor and budget asset level performance. Our team uses our real-time data signals to optimize pricing, utilization, and ultimately, revenue per available stall across each of our assets.”

Key financial highlights for the company in the first half of 2023:

•	Total Revenue growth of 3.6% to $14.3 million compared to the first half of 2022.

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First half year-over-year property level Net Operating Income growth of 11.3%, defined as Total Revenues less Property Taxes and Property Operating Expense, as reported in the company’s public filings.

Mr. Chavez stated, “Parking tends to see a multiyear lag on operational improvements, as disparate revenue channels, operators, and technologies create a time delay in realizing operational improvements. As such, our primary focus since 2021 has been the development of an industry-leading platform, capable of enhancing revenue per available stall across a scaled portfolio. I have never seen a more innovative time in the industry and we could not be more positive about the future of parking assets going forward.”

About Mobile Infrastructure Corporation

Mobile Infrastructure is the only publicly traded company in the United States focused exclusively on the ownership and optimization of parking assets across the United States. Mobile invests primarily in parking lots and garages and relies on in house expertise and technologies to optimize asset utilization. Mobile is an industry leader in positioning central business district parking facilities as micro-mobility hubs. As of June 30, 2023, Mobile owned 43 parking facilities located in 21 separate markets throughout the United States, with more than 15,000 parking spaces. For more information, please visit www.mobileit.com.

About Fifth Wall Acquisition Corp. III

Fifth Wall Acquisition Corp. III is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the declaring and reaffirming of the combined company’s business strategy and objectives, the combined company’s future financial performance and results of operations, the successful expansion of the combined company, and the combined company’s ability to grow and to capitalize the market opportunity.

These forward-looking statements are based on the combined company’s current expectations, estimates, and projections about its business and industry, management’s beliefs, and certain assumptions made by the combined company and its management, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the risks and uncertainties related to the inability of the combined company to realize the anticipated benefits of the merger, risks related to the combined company’s ability to execute on its business strategy, attain its investment strategy or increase the value of its portfolio, act on its pipeline of acquisitions, attract and retain users, develop new offerings, enhance existing offerings, compete effectively, and manage growth and costs, the impact of global macroeconomic events, inflation, and the COVID-19 pandemic, the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors, the ability of the combined company to leverage its relationship with investors and grow its customer base, the ability of the combined company to continuously meet the NYSE American LLC’s listing standards, risks associated with the change of the terms of the combined company’s credit facility, risks associated with lack of cash on hand of the combined company, as well as the other risk factors described in the joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2023, under “Risk Factors” section of Form 10 information included in the combined company’s Current Report on Form 8-K to be filed with the SEC in connection with the consummation of the merger, and any subsequent quarterly filings on Form 10-Q filed with the SEC (available at www.sec.gov).

The combined company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The combined company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.